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                                                                Exhibit 23



                       Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) and related prospectus pertaining to the 1994 Nonemployee Directors' Stock Plan of Caliber System, Inc. and to the incorporation by reference therein of our reports dated January 23, 1996, with respect to the consolidated financial statements of Caliber System, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP


Akron, Ohio
May 6, 1996